Exhibit 10.80

Fourth AMENDMENT AND WAIVER TO CREDIT AND SECURITY AGREEMENT

    This Fourth Amendment and Waiver to Credit and Security Agreement (this “Amendment”) is dated as of March 12, 2020 by and among MICRON PRODUCTS INC., a Massachusetts corporation  ("Borrower"), MICRON SOLUTIONS, INC., a Delaware corporation (“Guarantor” and, together with Borrower, each an “Obligor” and collectively, the “Obligors”), and ROCKLAND TRUST COMPANY, a Massachusetts trust company ("Lender").

RECITALS

A.    Borrower and Lender are parties to that certain Credit and Security Agreement dated as of December 29, 2017, as amended by that certain First Amendment and Waiver to Credit and Security Agreement dated as of March 7, 2019, as further amended by that certain Second Amendment and Consent to Credit and Security Agreement dated as of August 6, 2019 and by that certain Third Amendment and Waiver to Credit and Security Agreement dated as of August 19, 2019 (the "Credit Agreement").

B.    Obligors have requested that Lender agree to (i) amend certain provisions of the Credit Agreement and (ii) waive certain Events of Default that have occurred as a result of Borrower’s failure to satisfy certain requirements of Section 4.3 and paragraph 1 of Schedule B-3 of the Credit Agreement,  namely by virtue of failing to maintain a Debt Service Coverage Ratio of not less than 1.10 to 1.0 for the fiscal quarter ended December 31, 2019 for the trailing 3 month period then ended (the “Specified Event of Default”).

C.    Lender has agreed to so amend certain provisions of the Credit Agreement and to waive the Specified Event of Default on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and each Obligor hereby agree as follows:

1.    Capitalized Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

2.    Waiver of Specified Event of Default; No Other Waiver.  Effective as of the date of the occurrence of the Specified Event of Default, Lender hereby waives the Specified Event of Default.  Except as expressly set forth herein with respect to the Specified Event of Default, Lender has not waived, is not hereby waiving, and has no intention of waiving, any other Event of Default or any Default.  All of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein, and nothing in this Amendment shall constitute a waiver by Lender of any Default or Event of Default, or of any right, power or remedy available to Lender under the Credit Agreement or any other Loan Document, whether any such defaults, rights, powers or remedies presently exist or arise in the future, except as specifically set forth herein.

3.    Amendments to Credit Agreement.

a.    Paragraph 1 in Schedule B-3 of the Credit Agreement is amended in its entirety as follows:

“1.  DEBT SERVICE COVERAGE RATIO.  Borrower shall cause to be maintained a Debt Service Coverage Ratio of not less than 1.1 to 1.0 with respect to the Borrower’s fiscal quarters ending March 31, 2020 and each fiscal quarter thereafter, in each case as calculated for the trailing 12 month period then ended with respect to each such fiscal quarter;  provided that the fiscal quarter ending March 31, 2020 shall be calculated for the trailing 3 month period then ended with respect to such fiscal quarter, the fiscal quarter ending June 30, 2020 shall be calculated for the trailing 6 month period then ended with respect to such fiscal quarter and the  fiscal quarter ending September 30, 2020 shall be calculated for the trailing 9 month period then ended with respect to such fiscal quarter.”.

4.    Representations and Warranties.  Borrower represents and warrants to Lender that (a) all of the representations and warranties made in the Credit Agreement are true and accurate as of the date hereof as if made as of the date hereof (except as the same may relate to an earlier date), and (b) after giving effect to this Amendment, no Default or Event of Default exists.

5.    Conditions Precedent.    The effectiveness of this Amendment is subject to the satisfaction of the following:

a.    the execution and delivery of this Amendment by all parties hereto;

b.    receipt by the Lender from the Borrower of a $5,000 amendment fee, together with payment for any fees and expenses reasonably incurred by Lender in connection with this Amendment; and

c.    receipt by the Lender from the Obligors of such other documents reasonably requested by the Lender, including, without limitation, that certain certificate of good standing of each Obligor, issued by the Secretary of State of the Commonwealth of Massachusetts or the Secretary of State of the State of Delaware, as applicable, in each case issued within thirty (30) days prior to the date hereof.

6.    Acknowledgements.  Each Obligor hereby acknowledges, ratifies, reaffirms, and agrees that the Credit Agreement and the other Loan Documents, as applicable, are enforceable against each Obligor in accordance with their terms and applicable law, and the security interests granted to Lender thereunder in the Collateral are and will remain enforceable perfected first priority security interests which secure the payment and performance by Borrower of the Obligations and Guarantor’s guarantee of Borrower’s payment and performance of the Obligations.

7.    Release.    Each Obligor hereby acknowledges and agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind of nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to repay or guarantee the repayment of the Obligations or to seek affirmative relief or damages of any kind or nature from Lender which are known to it as of the date hereof.  Each Obligor hereby voluntarily and knowingly releases and forever discharges Lender and each of its respective predecessors, agents, employees, affiliates, successors and assigns (collectively, the “Released Parties”) from all known claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, in any case originating in whole or in part on or before the date this Amendment becomes effective that either Obligor may now or hereafter have against the Released Parties, if any, irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and that arise from any extension of credit made under the Credit Agreement, the exercise of any rights and remedies under the Credit Agreement or any other Loan Document, and/or the negotiation for and execution of this Amendment, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable.

8.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constituting one and the same instrument.

9.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Applicable State.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the first date above written.

BORROWER:
MICRON PRODUCTS INC.

By:	/s/ Wayne Coll
Name: Wayne Coll
Title: Chief Financial Officer

GUARANTOR:
MICRON SOLUTIONS, INC.

By:	/s/ Wayne Coll
Name: Wayne Coll
Title: Chief Financial Officer

LENDER:
ROCKLAND TRUST COMPANY

By:	/s/ Thomas Meehan_
Name: Thomas Meehan
Title: Relationship Manager

Signature Page to Fourth Amendment and Waiver to Credit and Security Agreement